EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Aleks Kins, the President and Chief Executive Officer of AlphaMetrix, LLC, the Sponsor of AlphaMetrix Managed Futures LLC on behalf of itself and its Series, Aspect Series (the “Series”), certify that (i) the Quarterly Report of the Registrant on Form 10-Q for the period ending March 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Series.

Date: May 13, 2011

By:   /s/ Aleks Kins
Aleks Kins
President and Chief Executive Officer
AlphaMetrix, LLC